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                                                                   EXHIBIT 10.11

                         TRANSITION SERVICES AGREEMENT

     AGREEMENT dated as of January 24, 1997 between Loomis, Fargo & Co., a Delware corporation (the "Company"), and Pony Express Courier Corp., a Delaware corporation ("Provider").

                             W I T N E S S E T H:

     WHEREAS, the Company, Borg-Warner Security Corporation, Wells Fargos Armored Service Corporation, a Delaware corporation ("Wells Fargo"), Loomis Holding Corporation, a Delaware corporation ("Loomis"), Loomis Armored Inc., a Texas corporation and wholly-owned subsidiary of Loomis, and the Loomis Stockholders Trust, a Delaware business trust, have entered into a Contribution Agreement dated as of November 28, 1996 (the "Contribution Agreement");

     WHEREAS, in order for the Company to operate its business following the consummation of the transactions contemplated by the Contribution Agreement, the Company desires to enter into certain transitional arrangements with Provider with respect to the performance of certain services; and

     WHEREAS, Provider is willing to enter into such transitional arrangements on the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1.   Services.
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     (a)  Services.  Commencing on the date hereof and during the term of this
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Agreement, Provider shall provide, or shall cause to be provided, to the Company the services, functions or responsibilities performed during the six month period ending on the date hereof by employees in Provider's management information systems and field support systems groups, including, but not limited to, the services, functions or responsibilities identified on Exhibit 1 hereto (the "Services").

     (b)  Term. The term of this Agreement shall commence on the date hereof and
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shall continue until June 23, 1997 (the "Termination Date"); provided that, at
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any time prior to the Termination Date, the Company may terminate this Agreement upon 30 days prior written notice to Provider. Notwithstanding any termination of this Agreement, the provisions of Section 1(c), Section 2 (with respect to amounts accrued prior to such termination) and Sections 3 and 4 shall remain in full force and effect.


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     (c)  Limited Warranty.  Provider will provide the Services hereunder in
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good faith, in a manner consistent with past practices applicable to the provision or performance of such services by Provider with respect to the business. The Company hereby acknowledges that Provider does not regularly provide to third parties services such as the Services as part of its business and that, except as set forth in this subsection (c), Provider does not otherwise warrant or assume any responsibility for its Services. The warranty stated above is in lieu of and exclusive of all other representations and warranties of any kind whatsoever. EXCEPT AS STATED ABOVE, THERE ARE NO WARRANTIES RELATING TO THE SERVICES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     (d)  Performance Remedy.  In the event Provider fails to provide a Service
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hereunder, or the quality of a Service is not in accordance with subsection (c)
above, the Company will give Provider prompt written notice thereof. Provider will then have a reasonable period of time to cure the defective Service. Provider will use commercially reasonable efforts, consistent with past practices, to cure the defective Service. If after such period Provider has failed to cure the defective Service, the Company may seek an alternative provider for such Service and Provider shall discontinue performing such Service at the request of the Company.

     2.   Payments by the Company.
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     (a)  Fees.  The Company shall pay to Provider a fee equal to the
          ----
percentage of the costs and expenses currently allocated to Wells Fargo in respect of the Services multiplied by the costs and expenses of the Services, in each case, consistent with past practices. In addition to the fee referred to above, the Company shall pay or reimburse Provider for all incremental third party costs or charges, if any, incurred in connection with the Services rendered directly or indirectly to the Company and its subsidiaries pursuant to this Agreement. Provider shall not be obligated to advance any funds on behalf of the Company (other than in the ordinary course of business as agreed by the parties) unless and until such funds have been received from the Company by Provider. The Company will be responsible for and pay directly to Provider, or reimburse Provider for, any and all data processing services or other similar taxes, however levied, for which the Company would not have been liable if the Company had provided the Services to itself.

     (b)  Payment of Charges.  Provider shall invoice the Company for Services
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performed at such appropriate intervals as may be determined by Provider.
Payments shall be due 10 business days from the date such invoice was received by the Company. The Company shall have the right, during normal business hours and with reasonable prior notice to Provider, to examine such books and records of Provider as the Company may reasonably request in order to confirm and verify the amount of any charges, and Provider shall cooperate in any reasonable manner in such examination as the Company shall request.

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     3.   Indemnification; Limitation of Liability.
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     (a)  Indemnification. The Company agrees to and does hereby indemnify and
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hold Provider and its subsidiaries harmless from and against any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, claim, suit or proceeding) ("Losses") by third parties to which Provider or any of such subsidiaries may be subjected arising out of or attributable, directly or indirectly, to the performance or nonperformance of any Services or otherwise arising under this Agreement, except for any such Losses arising from claims by such third parties arising out of or attributable to the gross negligence or willful misconduct of Provider or its subsidiaries.

     (b)  Limitation of Liability. (i) Under no circumstances will Provider, its
          -----------------------
Subsidiaries or any of their respective officers, directors, employees, agents or attorneys-in-fact be liable (pursuant to any regulation, rule, law or statute, including without limitations ERISA, in contract, tort or otherwise) to the Company for any Losses suffered by the Company arising out of or attributable, directly or indirectly, to the performance or nonperformance of any Services or otherwise arising under this Agreement, and the Company waives and releases any claim therefor, except for any such Losses arising out of or attributable to the gross negligence or willful misconduct of Provider or its subsidiaries.

               (ii) Any liability of the parties to one another arising with respect to any matters arising out of or attributable to this Agreement, regardless of the form of the claim or cause of action (whether based in contract, infringement, negligence, intended conduct, strict liability, other tort or otherwise), shall be limited to actual damages. In no event shall either party be liable to the other party for any indirect, consequential, incidental or punitive damages, whether arising under contract, in tort, at law, or in equity. "Consequential damages" shall include, but not be limited to, loss of anticipated profits, loss of use, loss of revenue, loss of savings, cost of capital and loss or damage of other property or equipment.

     (c) The Company and Provider each acknowledge that the limitations and exclusions contained in this paragraph 3 have been the subject of active and complete negotiation between the parties and represent the parties' agreement based upon the level of risk to the Company and Provider associated with their respective obligations under this Agreement and the payments to be made to Provider under this Agreement.

     4.   Miscellaneous.

     (a)  Notices. All notices, requests and other communications to either
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party hereunder shall be in writing (including facsimile transmission) and shall be given,

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     if to the Company, to:

          Loomis, Fargo & Co.
          16225 Park Ten Place, Suite 600
          Houston, TX 77084
          Tel: (281) 647-6700
          Fax: (281) 647-5699
          Attention: James K. Jennings, Jr.


     if to Provider, to:

          Pony Express Courier Corp.
          200 South Michigan Avenue
          Chicago, Illinois 60604
          Tel: (312) 322-8500
          Fax: (312) 322-8629
          Attention: Timothy M. Wood

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     (b)  Amendments and Waivers.  Any provision of this Agreement may be
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amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     (c)  Force Majeure.  The parties shall be relieved of their obligations
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hereunder (except for the payment of money), if and to the extent that any of the following events hinder, limit or make commercially impracticable the performance by either party of any of its obligations hereunder: act of God, war, civil commotion, riot, acts of public enemies, blockade or embargo, fire, explosion, lightning, casualty, accident, flood, sabotage, national defense requirements, labor trouble, strike, lockout or injunction; governmental requests, laws, regulations, orders or actions, whether valid or invalid (including without limitation import or export prohibitions or priorities, requisitions, allocations and price adjustment restrictions); breakage, failure of or fluctuation in machinery, apparatus or equipment; or any other event, whether or not of the class or kind enumerated herein, beyond the control of either party such as cannot reasonably be circumvented through commercially feasible alternate sources or means. The party claiming relief hereunder

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shall notify the other party in writing of the events causing delay or default in performance. The party failing to fulfill its obligations shall, however, take reasonable steps to remove or otherwise address the impediment to action.

     (d)  Successors and Assigns.  The provisions of this Agreement shall be
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binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise
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transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Provider may, without the consent of the Company, assign or delegate its rights or obligations under this Agreement to one or more of Provider's subsidiaries.

     (e)  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the law of New York, without regard to the conflicts of law rules of such jurisdiction.

     (f)  Counterparts.  This Agreement may be signed in any number of
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counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     (g)  Entire Agreement.  This Agreement constitutes the entire agreement
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between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provison hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     (h)  Independent Contractors.  The parties hereto are independent
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contractors. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, franchise or joint venture relationship between the parties. Neither party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

     (i)  Severability.  If any provision hereof is or becomes illegal, invalid,
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or unenforceable under the laws of a particular jurisdiction, such provision shall be fully severable with respect to such laws; this Agreement shall be construed and enforced in such jurisdiction as if such provision had never comprised a part hereof; the remaining provisions hereof shall remain in full force and effect in such jurisdiction and shall not be affected by such provision or by its severance herefrom; and all of the provisions hereof shall remain in full force and effect in all other jurisdictions and shall not be affected by the severance of such provision under the laws of such jurisdiction. Furthermore, in lieu of such provision there shall be added automatically for purposes of such jurisdiction as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable in such jurisdiction.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             PONY EXPRESS COURIER CORP.


                                             By:  /s/ Timothy M. Wood
                                                --------------------------------
                                                Name: Timothy M. Wood
                                                Title: Vice President

                                             LOOMIS, FARGO & CO


                                             By:  /s/ James K. Jennings, Jr.
                                                --------------------------------
                                                Name: James K. Jennings, Jr.
                                                Title: Executive Vice President

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